Exhibit 99.1

Targacept Announces Decision by AstraZeneca to

Advance AZD3480 Program in ADHD

- AstraZeneca to Develop 2nd NNR Therapeutic (AZD1446) for Alzheimer’s Disease -

- Targacept to Receive $10 Million Milestone Payment -

Winston-Salem, NC – July 8, 2009 - Targacept, Inc. (NASDAQ: TRGT), a clinical-stage biopharmaceutical company developing a new class of drugs known as NNR Therapeutics (TM), today announced that AstraZeneca has informed Targacept that it plans to conduct further development of AZD3480 (TC-1734) for attention deficit/hyperactivity disorder (ADHD) and has agreed to make a $10 million milestone payment to Targacept.

AstraZeneca also confirmed plans to continue development of AZD1446 (TC-6683) for Alzheimer’s disease. AZD1446, which is currently in Phase 1, was discovered in the parties’ ongoing research collaboration. For Alzheimer’s disease, development of AZD1446 has been prioritized by AstraZeneca over further development of AZD3480. AZD3480 and AZD1446 are selective alpha4beta2 NNR agonists.

“We continue to be enthusiastic about neuronal nicotinic receptors as a promising new mechanism in the treatment of multiple cognitive disorders,” said Bob Holland, Vice President and Head of the Neuroscience Therapy Area, AstraZeneca. “We believe the therapeutic profile of AZD3480, a non-stimulant, may be an important advance for treating patients with ADHD and we also remain positive about the potential of NNR agonists to treat Alzheimer’s disease.”

AstraZeneca has presented Targacept with preliminary plans for a robust development program for AZD3480 in ADHD, including clinical studies to include both younger subjects and adults.

Under the terms of an amendment to the parties’ collaboration agreement, AstraZeneca has agreed to make the $10 million milestone payment described above and Targacept is eligible to receive a lower aggregate milestone stream for AZD3480 if ADHD is the only target indication for which AZD3480 is developed further. Targacept remains eligible to receive over $100 million if development, regulatory and first commercial sale milestones are achieved for AZD3480 only in ADHD, as well as stepped double-digit royalties on any future sales of AZD3480 in any indication. Targacept also continues to be eligible to receive future payments upon the achievement of milestone events for AZD1446 and royalties on any future sales of AZD1446.

“We appreciate the efforts and dedication of our colleagues at AstraZeneca as we work together to develop and deliver the promise of NNR Therapeutics to patients affected by cognitive disorders like ADHD and Alzheimer’s disease,” said J. Donald deBethizy, Ph.D., President and Chief Executive Officer of Targacept. “In addition to AZD3480 and AZD1446, we remain enthusiastic about the breadth and pharmacological diversity of our portfolio. With our pipeline, strong alliances and a cash runway that we expect to fund our operations for at least the next two years, we are well positioned to execute our business plan.”

About ADHD

Attention deficit/hyperactivity disorder (ADHD) is one of the most common neurobehavioral disorders. The principal characteristics of ADHD are inattention, hyperactivity and impulsivity. ADHD is a chronic disorder that develops during childhood, often persists into adulthood and can negatively impair many aspects of daily life, including home, school, work and interpersonal relationships. The market research firm Business Insights estimated that there were approximately 25 million adults and 12.7 million children with ADHD in 2008 in the world’s seven major pharmaceutical markets (United States, France, Germany, Italy, Spain, United Kingdom and Japan).

About Alzheimer’s Disease

Alzheimer’s disease is a progressive, degenerative disorder that attacks the brain’s nerve cells, or neurons, resulting in loss of memory, thinking and language skills, and behavioral changes. A 2007 study conducted by researchers at Johns Hopkins University estimated that over 26 million people worldwide suffer from Alzheimer’s disease. The Alzheimer’s Association has estimated that Alzheimer’s disease affects more than five million people in the United States and has projected the number of afflicted Americans age 65 and over to increase by more than 50 percent to 7.7 million by 2030. Current treatment options have limited efficacy and significant side effects in many patients.

About Targacept

Targacept is a clinical-stage biopharmaceutical company that discovers and develops NNR Therapeutics (TM), a new class of drugs for the treatment of central nervous system diseases and disorders. Targacept’s product candidates selectively modulate neuronal nicotinic receptors that serve as key regulators of the nervous system to promote therapeutic effects and limit adverse side effects. Targacept has clinical-stage product candidates in development for major depressive disorder, Alzheimer’s disease, attention deficit/hyperactivity disorder, cognitive dysfunction in schizophrenia and resistant hypertension, as well as multiple preclinical programs. Targacept also has a cognition-focused collaboration with AstraZeneca and a strategic alliance with GlaxoSmithKline. Targacept’s news releases are available on its website at www.targacept.com.

Forward-Looking Statements

Statements in this press release that are not purely historical in nature constitute “forward-looking statements” made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding future development by AstraZeneca of AZD3480 (TC-1734) in ADHD or AZD1446 (TC-6683) in Alzheimer’s disease, including the design or patient population for any clinical trial, any future payments that AstraZeneca may make to Targacept, the period for which Targacept’s cash resources will fund its operations, the benefits of Targacept’s product candidates, or Targacept’s plans, expectations or future operations, financial position, revenues, costs or expenses. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of various important factors, including, without limitation, risks and uncertainties relating to: Targacept’s dependence on the success of its collaboration with AstraZeneca and its alliance with GlaxoSmithKline; the significant control that AstraZeneca has over the development of AZD3480 and AZD1446, including as to the conduct of any further development of AZD3480 in ADHD or AZD1446 in Alzheimer’s disease and the scope and design of any future clinical trial of AZD3480 or AZD1446; the risk that successful results in a particular clinical trial of AZD3480 or AZD1446 may not be replicated in other clinical trials; the conduct and results of clinical trials and non-clinical studies and assessments of AZD3480, AZD1446, TC-5214, TC-5619 and Targacept’s other product candidates, including the performance of third parties that execute such trials, studies and assessments, delays resulting from any changes to the applicable protocols and difficulties or delays in the completion of subject enrollment or data analysis; Targacept’s ability to establish additional strategic alliances, collaborations and licensing or other arrangements on favorable terms; and the timing and success of submission, acceptance and approval of regulatory filings. These and other risks and uncertainties are described in greater detail under the heading “Risk Factors” in Targacept’s most recent Annual Report on Form 10-K and in other filings that it makes with the Securities and Exchange Commission. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements may not occur. Targacept cautions you not to place undue reliance on any forward-looking statement.

In addition, any forward-looking statement in this press release represents Targacept’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Targacept disclaims any obligation to update any forward-looking statement, except as required by applicable law.

NNR Therapeutics (TM) is a trademark of Targacept, Inc. Any other service marks, trademarks and trade names appearing in this press release are the properties of their respective owners.

Contacts

Alan Musso, VP and CFO

Targacept, Inc.

Tel: (336) 480-2186

Email: alan.musso@targacept.com

Michelle Linn

Linnden Communications

Tel: (508) 362-3087

Email:linnmich@comcast.net